UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2009

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Wanzek Transaction Amendments and Entry into a Note Purchase Agreement

On June 1, 2009 (the “Amendment Date”), MasTec, Inc., a Florida corporation (“MasTec”), and its wholly owned subsidiary, MasTec North America, Inc., a Florida corporation (“MasTec NA”), entered into certain agreements regarding the acquisition (the “Acquisition”) by MasTec NA of all of the issued and outstanding shares of capital stock (the “Shares”) of Wanzek Construction, Inc., a North Dakota corporation (“Wanzek”), which Acquisition was consummated on December 16, 2008.

On the closing date of the Acquisition, MasTec NA paid to the shareholders of Wanzek prior to the Acquisition (the “Sellers”) the purchase price for the Shares, composed of: (i) $50 million in cash; (ii) 7.5 million newly-issued shares (the “Consideration Shares”) of MasTec common stock (“Common Stock”); (iii) 8% convertible notes in the aggregate principal amount of $55 million, due December 2013 with interest payments payable in April, August, and December of each year, commencing in April 2009 (the “Wanzek Convertible Notes”); (iv) the assumption of approximately $15 million of Wanzek’s debt; and (v) a two-year earn-out equal to 50% of Wanzek’s EBITDA in excess of $40 million per year. In connection with the Acquisition, the Sellers placed in escrow 2,104,322 of the Consideration Shares to satisfy potential indemnification claims (the “Escrow Shares”), which Escrow Shares had a value as of the closing date of the Acquisition equal to 10% of the purchase price for the Shares based on the then current market value of the Common Stock.

On the Amendment Date, MasTec NA entered into a Note Purchase Option Agreement (the “Note Purchase Agreement”) with the Sellers who hold the Wanzek Convertible Notes, which Note Purchase Agreement allows MasTec NA to repurchase all, or part of, the Wanzek Convertible Notes at any time on or prior to July 31, 2009 for the principal amount thereof plus all accrued interest on such notes. Pursuant to the Note Purchase Agreement, to the extent that on or prior to July 31, 2009 MasTec closes an offering with net proceeds after all fees, costs and expenses to it in excess of the principal amount of the Wanzek Convertible Notes plus all interest accrued thereon, MasTec must exercise its option to repurchase all of the Wanzek Convertibles Notes.

Also on the Amendment Date, MasTec, MasTec NA, Wanzek and the Sellers entered into a Third Amendment (the “Third Amendment”) to that certain Stock Purchase Agreement, dated as of October 4, 2008, among MasTec, MasTec NA, Wanzek and the Sellers. Pursuant to the Third Amendment, (i) MasTec agreed to remove the six-month transfer restrictions that would have otherwise been applicable to the Consideration Shares until June 16, 2009, (ii) the number of Escrow Shares was reduced from 2,104,322 shares of Common Stock to 776,699 shares of Common Stock, (iii) the Sellers were provided with the opportunity to replace such reduced number of Escrow Shares with $10 million in cash, and (iv) the purchase price adjustment for the Acquisition was finalized at approximately $2.3 million plus accrued interest from the closing date of the Acquisition, payable by MasTec to the Sellers.

In connection with the Note Purchase Agreement, on the Amendment Date, MasTec and the Sellers also entered into an Amendment (the “Registration Rights Amendment”) to that certain Registration Rights Agreement, dated as of December 16, 2008, among MasTec and the Sellers, pursuant to which MasTec agreed to remove the six-month transfer restrictions that would have otherwise been applicable to the Consideration Shares until June 16, 2009 and to provide the Sellers with piggyback registration rights in the event that the Company proposes to register any convertible notes in connection with a primary underwritten public offering solely for cash for the purpose of repaying the Wanzek Convertible Notes.

Credit Facility Consent and Amendment

On June 1, 2009, MasTec also entered into a letter amendment (the “Letter Amendment”) to its credit facility, pursuant to which the lenders thereunder consented to the public issuance by MasTec of convertible notes in the original principal amount of $100,000,000 (provided that such original principal amount may be increased by an amount of up to $25,000,000 to reflect the oversubscription, if any, of such notes), which notes will be guaranteed on the issue date by each of MasTec’s subsidiaries that guarantee its 7.625% Senior Notes due 2017, and provided further that the Wanzek Convertible Notes be repaid. Pursuant to the Letter Amendment, the unused facility fee for the credit facility was increased to a range of between 0.500% to 0.750% per annum based on usage.

The foregoing description of the Third Amendment, Registration Rights Amendment, Note Purchase Agreement and Letter Amendment is only a summary and is qualified in its entirety by reference to the full text of the Third Amendment, the Registration Rights Amendment, the Note Purchase Agreement and the Letter Amendment, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K, and each of which is hereby incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure.

On June 1, 2009, MasTec issued a press release regarding the launch of a convertible note public offering and a common stock public offering for certain selling shareholders. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Item 7.01 of this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by MasTec under the Securities Act of 1933, as amended.

ITEM 8.01	Other Events.

On June 1, 2009, MasTec included the following information in the preliminary prospectus supplements relating to the public offerings of convertible notes and common stock that were announced in MasTec’s above-referenced press release:

In May 2009, one of our securities available for sale with a par value and estimated fair value of $6.2 million and approximately $2.1 million was downgraded to non-investment grade. Additionally, a new accounting pronouncement, FASB Staff Position No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”, which is required to be implemented during the interim period ending after June 15, 2009, may require that we record a portion of our unrealized loss, to the extent it relates to credit risk, as “other than temporary” which would require us to expense in our statement of operations such portion of our unrealized loss. Any such other than temporary impairment could have a material adverse effect on our results of operations.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed (other than Exhibit 99.1 which is furnished and not filed) as exhibits to this Report on Form 8-K:

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of MasTec, Inc.

10.1	Third Amendment to Stock Purchase Agreement, dated June 1, 2009, among MasTec, Inc., MasTec North America, Inc., Wanzek Construction, Inc. and the shareholders of Wanzek Construction, Inc.

10.2	First Amendment to Registration Rights Agreement, dated June 1, 2009, among MasTec, Inc. and the shareholders of Wanzek Construction, Inc.

10.3	Note Purchase Option Agreement, dated June 1, 2009, among MasTec North America, Inc. and the shareholders of Wanzek Construction, Inc.

10.4	Letter Amendment, dated June 1, 2009, among MasTec, Inc. and the other borrowers signatory thereto and Bank of America, as agent and a lender, and the other lenders signatory thereto.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Valuation Firm.

99.1	Press release, dated June 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: June 1, 2009	By:	/s/ Alberto de Cardenas
	Name:	Alberto de Cardenas
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of MasTec, Inc.

10.1	Third Amendment to Stock Purchase Agreement, dated June 1, 2009, among MasTec, Inc., MasTec North America, Inc., Wanzek Construction, Inc. and the shareholders of Wanzek Construction, Inc.

10.2	First Amendment to Registration Rights Agreement, dated June 1, 2009, among MasTec, Inc. and the shareholders of Wanzek Construction, Inc.

10.3	Note Purchase Option Agreement, dated June 1, 2009, among MasTec North America, Inc. and the shareholders of Wanzek Construction, Inc.

10.4	Letter Amendment, dated June 1, 2009, among MasTec, Inc. and the other borrowers signatory thereto and Bank of America, as agent and a lender, and the other lenders signatory thereto.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Valuation Firm.

99.1	Press release, dated June 1, 2009.